EXHIBIT 99.1

For Immediate Release

BioNitrogen Holdings Corp. Announces Resignation of Board Members

[Miami FL] — [05/03/2016], — On April 29, 2016, Mr. Carlos A. Contreras resigned as Chairman of the Board of Directors of BioNitrogen Holdings Corp. ("BioNitrogen") as well as all other BioNitrogen entities and/or affiliates. Also Mr. Mario Beruvides resigned as a Director of the Board of BioNitrogen effective immediately.

Graham Copley, CEO of BioNitrogen, declared that the company is taking the necessary steps in order comply with the demands of the restructuring process, and hopes to emerge from Chapter 11 as a viable entity, secure the ownership of its intellectual property and provide adequate return to creditors.

Investors and Media should direct their enquiries as follows:

Email: BION@pentant.com

Phone: 203.553.9825

Primary Contact: Lilian Ruiz

About BioNitrogen Holdings Corp.

BioNitrogen Holdings Corp. (OTC PINK: BION) is a cleantech company that utilizes patented technology to build environmentally friendly plants that convert biomass into urea fertilizer. Additional information can be found at www.BioNitrogen.com.

Safe Harbor Statement

Statements made in this press release that express the Company's or management's intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words "believe," "expect," "intend," "estimate," "anticipate," "will" and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. The Company cannot guarantee future financial results; levels of activity, performance or achievements and investors should not place undue reliance on the Company's forward-looking statements. No information contained in this press release should be construed as any indication whatsoever of the Company's future financial performance, future revenues or its future stock price. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release.